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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 18, 2004, except for Note 16 as to which the date is February 4, 2005, in Amendment No. 3 to the Registration Statement (Form S-1 Registration No. 333-120621) and related Prospectus of Emageon Inc. for the registration of 5,750,000 shares of its common stock.


                                                      /s/ Ernst & Young LLP

Atlanta, Georgia
February 4, 2005